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                                                               Exhibit No. 23.6


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-27245) and related Prospectus of Eastern Environmental Services, Inc., of our report dated March 3, 1997, with respect to the combined financial statements of Donno Company, Inc. and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated January 31, 1997 (as amended on Form 8-K/A filed April 15, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.


                                /s/ Paternostro, Callahan & DeFreitas, LLP


Mineola, New York
July 10, 1997